                                POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of (i) the Chief Executive Officer of Paratek Pharmaceuticals,

Inc., a Delaware corpration (the "Company"), who is currently Michael F. Bingham,

(ii) the President of the Company, who is currently Evan Loh, and (iii) the Chief

Financial Officer of the Company, who is currently Kathryn M. Boxmeyer, and their respecitve successors, signing singly, the undersigned's true and lawful attorney-

in-fact to:

 (1)  execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer or director or both of the Company,

Forms 144 (and any amendments thereto) in accordance with Rule 144 of the

Securities Act of 1933, as amended (the "Securities Act"), and Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended (the "Exhange Act"), and the rules thereunder;

 (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, 3, 4 or 5, complete and execute any amendments thereto and timely file such forms with the United States Securities and

Exchange Commission (the "SEC") and any securities exchange or similar authority stock exchange or similar authority, including without limitation the filing of a form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 144, 3, 4 and 5 electronically with the SEC; and

 (3)  take any other action in connection with the foregoing which,

in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclose as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

 The undersigned acknowledges that the foregoing attorney-in-fact,

in serving in such capacity at the request of the undersigned, is not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Rule 144 of the Securities Act or Section 16 of the Securities Exchange

Act and the rules thereunder.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 3rd day of November, 2014.

       /s/Jeffrey Stein

      Jeffrey Stein